EX 99-b
Form 10-K for 2001
File No. 1-8610

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 11-K

ANNUAL REPORT

Pursuant to Section 15(d) of the
Securities Exchange Act of 1934

For the fiscal year ended December 31, 2001

Commission File Number l-8610

SBC SAVINGS AND SECURITY PLAN

SBC COMMUNICATIONS INC.

175 E. Houston, San Antonio, Texas 78205

            Financial Statements, Supplemental Schedule and Exhibit

                               Table of Contents
                                                                              Page

Report of Independent Auditors..............................................    1

Financial Statements:

      Statements of Net Assets Available for Benefits as of
      December 31, 2001 and 2000...........................................     2

      Statement of Changes in Net Assets Available for Benefits for the
      Year Ended December 31, 2001.........................................     3

      Notes to Financial Statements........................................     4

Supplemental Schedule:

      Schedule H, Line 4i - Schedule of Assets (Held at End of Year).......     9

Exhibit:

      23-a  Consent of Ernst & Young LLP

                         REPORT OF INDEPENDENT AUDITORS

SBC Communications Inc., Plan Administrator
   for the SBC Savings and Security Plan

We have audited the accompanying statements of net assets available for benefits of the SBC Savings and Security Plan as of December 31, 2001 and
2000, and the related statement of changes in net assets available for benefits for the year ended December 31, 2001.  These financial statements are the responsibility of the Plan's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits at December 31,
2001 and 2000, and the changes in its net assets available for benefits for the year ended December 31, 2001, in conformity with accounting principles generally accepted in the United States.

Our audits were performed for the purpose of forming an opinion on the financial statements taken as a whole.  The accompanying supplemental schedule of assets (held at end of year) as of December 31, 2001 is presented for purposes of additional analysis and is not a required part of the financial statements but is supplementary information required by the Department of
Labor's Rules and Regulations for Reporting and Disclosure under the Employee
Retirement Income Security Act of 1974.  This supplemental schedule is the responsibility of the Plan's management.  The supplemental schedule has been subjected to auditing procedures applied in our audits of the financial statements, and in our opinion, is fairly stated in all material respects in relation to the financial statements taken as a whole.

                                                      ERNST & YOUNG LLP

San Antonio, Texas
June 21, 2002

                          SBC SAVINGS AND SECURITY PLAN
                 STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
                              (Dollars in Thousands)

                                                  December 31,
                                           ---------------------------
                                              2001            2000
                                           -----------     -----------
ASSETS

Investments (See Note 3)                 $  3,999,240    $  4,634,699
Cash                                              115               -
Participant contributions receivable                -               7
Dividends and interest receivable                 116             437
Receivable for investments sold                   371             224
Other receivables                                  73              52
                                          -----------     -----------

  Total Assets                              3,999,915       4,635,419
                                          -----------     -----------

LIABILITIES

Administrative expenses payable                 1,408           1,054
Long-term debt:
   SBC Communications Inc.                          -             644
                                          -----------     -----------

  Total Liabilities                             1,408           1,698
                                          -----------     -----------

Net Assets Available for Benefits        $  3,998,507   $   4,633,721
                                          ===========     ===========

See Notes to Financial Statements.

                         SBC SAVINGS AND SECURITY PLAN
            STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                       FOR THE YEAR ENDED DECEMBER 31, 2001
                              (Dollars in Thousands)

Net Assets Available for Benefits,
 December 31, 2000                       $  4,633,721

Additions to Net Assets:
  Contributions and transfers:
   Participant contributions                  215,993
   Employer contributions                     110,917
   Transfers from other plans
   (See Note 1)                                 6,012
                                          -----------
                                              332,922

 Investment Income:
   Dividends on SBC common shares              67,139
   Interest                                    44,627
                                          -----------
                                              111,766

   Total Net Additions                        444,688
                                          -----------

Deductions from Net Assets:
  Net depreciation in fair value of
   investments                                637,835
  Administrative expenses                       4,422
  Distributions                               430,339
  Transfers to other plans (See Note 1)         7,306
                                          -----------

   Total Deductions                         1,079,902
                                          -----------

Net Assets Available for Benefits,
 December 31, 2001                       $  3,998,507
                                          ===========

See Notes to Financial Statements.

                         SBC SAVINGS AND SECURITY PLAN
                         NOTES TO FINANCIAL STATEMENTS
                             (Dollars in Thousands)

1. Plan Description - The SBC Savings and Security Plan (Plan) was established by SBC Communications Inc. (SBC) to provide a convenient way for eligible employees to save for retirement on a regular and long-term basis. The majority of eligible employees are represented by the Communications
   Workers of America.  The following description of the Plan provides only general information.  The Plan has detailed provisions covering participant eligibility, participant allotments from pay, participant withdrawals, participant loans, employer contributions and related vesting of contributions and Plan expenses.  The Plan text and prospectus include complete descriptions of these and other Plan provisions.  The Plan is subject to the provisions of the Employee Retirement Income Security Act of
   1974 (ERISA).

   Participants can invest their contributions in one or more of the following funds in 1% increments:  the SBC Shares Fund, the Bond Fund, the
   Diversified Equity Portfolio, the Interest Income Fund, the Asset
   Allocation Fund and the Global Equity Fund.

   Company matching contributions are made solely in the form of shares of
   SBC's common stock held in a leveraged Employee Stock Ownership Plan (ESOP)
   which is a separate investment account of this Plan.

   The Plan prefunded the ESOP by borrowing Guaranteed Non-Salaried Employees'
   ESOP Notes that were due in 2005, the repayment of which is guaranteed by
   SBC.  The notes were paid in full during 2001.  Funds borrowed by the Plan were used to purchase shares of SBC's common stock held in the open market
   (Financed Shares), which act as collateral for reimbursement to SBC for any payments made under its guarantee of the ESOP Notes.  The interest rate on the notes at December 31, 2000 was 7.78%.

   Dividends on Financed Shares and employer cash contributions were used by the Plan to make the required principal and interest payments on the ESOP
   Notes.  As the ESOP Notes were paid down, the Financed Shares were released from the collateral.  The Financed Shares were allocated to participants'
   accounts in the form of a company matching contribution.  In lieu of dividends on Financed Shares previously allocated to participants, additional Financed Shares were allocated to participants' accounts.

   To the extent insufficient shares had been released through payments on outstanding notes net of amounts refinanced, additional employer contributions were made to the ESOP to purchase shares necessary to meet any shortfall in the company match or in the shares issued in lieu of dividends.  Dividends on these shares were used to acquire additional shares, which were allocated to participants' accounts in the ESOP.  Should shares released exceed the required company matching contribution, the excess was considered an additional employer contribution and was allocated to participants' accounts based on each participant's proportionate share of actual plan year ESOP contributions.

   Dividends on shares in the SBC Shares Fund are paid into a separate fund known as a Dividend Fund Account (DFA).  At the end of the year, dividends held in the DFA are paid out to the participant.  The participant may elect reinvestment and have the special Deferred-Tax Allotment offset the payout through the purchase of additional units.  Interest earned on dividends held in the DFA will be paid into the SBC Shares Fund.  During 2001, Plan participants elected to receive $18,800 in dividend distributions.  This amount is included in distributions on the statement of changes in net assets.

   On November 5, 2001, the Woodbury Telephone Company Union 401(k) Plan
   (Woodbury Plan) was merged into the SBC Savings and Security Plan.
   Approximately $6,012 from the Woodbury Plan merger is included in transfers from other plans on the statement of changes in net assets available for benefits.

   In 2000, SBC entered into the Cingular Wireless (Cingular) joint venture agreement with BellSouth Corporation.  As a result of this agreement, certain SBC employees were leased to Cingular.  In December 2001 these employees became Cingular employees and on December 3, 2001 the Plan distributed approximately $7,306 to State Street Bank and Trust related to those former employees that were transferred to Cingular.

   Although  it has not  expressed  any intent to do so, SBC has the right under the Plan to discontinue  its  contributions  at any time and to terminate the
   Plan  subject  to the  provisions  of ERISA.  In the  event  that the Plan is terminated,  subject  to the  conditions  set  forth by  ERISA,  the  account balances of all participants shall be 100% vested.

2. Accounting Policies - The values of investments are determined as follows:
   SBC common shares on the basis of the closing price as reported on the New
   York Stock Exchange; contracts with insurance companies and other financial institutions at principal plus reinvested interest which approximates fair value; common collective trust funds at values obtained from fund managers;
   and temporary cash investments at cost which approximates fair value.
   Purchases and sales of securities are reflected as of the trade date.
   Dividend income is recognized on the ex-dividend date.  Interest earned on investments is recognized on the accrual basis.

   The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates that affect the amounts reported in the financial statements and accompanying notes.  Actual results could differ from those estimates.

   In June 1998, the Financial Accounting Standards Board issued Statement No.
   133, "Accounting for Derivative Instruments and Hedging Activities" (FAS
   133), which requires all derivatives to be recorded on the statement of net assets available for benefits at fair value, and requires changes in the fair value of the derivatives to be recorded on the statement of changes in net assets available for benefits.  The Plan adopted FAS 133 on January 1,
   2001, as a one-time, noncash cumulative effect of accounting change.
   However, because of the Plan's minimal use of derivatives, the adoption of this standard did not have a significant effect on the Plan's financial position or results of operations

3. Investments - Investments representing 5% or more of Plan net assets at either December 31, 2001 or 2000 were:

                                                   2001            2000
                                                ----------      ---------
   Employee Stock Ownership Plan *
   -------------------------------
   SBC common shares:
      Allocated                               $ 1,028,960     $ 1,209,908
      Unallocated                             $         9     $         3

   SBC Shares Fund
   ---------------
   SBC common shares                          $ 1,530,316     $ 1,941,683

   Diversified Equity Portfolio
   ----------------------------
   Barclays Global Investors Equity
    Index Fund F                              $   434,521     $   516,372

   * Nonparticipant-directed

   During 2001, the Plan's investments (including gains and losses on investments bought and sold, as well as held during the year) depreciated in value as follows:

   Common Stock                           $(561,179)
   Common Collective Trusts                 (76,656)
                                          ----------
   Total                                  $(637,835)
                                          ==========

   The Interest Income Fund consists of contracts with various financial institutions and insurance companies that promise to repay principal plus accrued income at contract maturity, subject to the creditworthiness of the issuer.  Interest crediting rates are generally established when the contract is purchased and are not reset.  For the years ended December 31,
   2001 and 2000, the average interest rates earned on these contracts were
   6.13% and 6.15%.  At December 31, 2001, the fixed crediting interest rates on these contracts ranged from 3.76% to 8.00%.  At December 31, 2000, the fixed crediting interest rates on these contracts ranged from 5.18% to
   8.00%.  No valuation reserves were recorded to adjust contract amounts as of December 31, 2001 or 2000.

   The Interest Income Fund invests in both guaranteed investment contracts
   (GICs) and synthetic investment contracts (SICs).  SICs differ from GICs in that the assets supporting the SICs are owned by the Plan.  A bank or insurance company issues a wrapper contract that allows participant directed transactions to be made at contract value.  Wrapper contracts are valued as the difference between the fair value of the supporting assets and the contract value.  The assets supporting the SICs generally consist of high quality fixed income securities.

4. Nonparticipant-Directed Investments - Information about the net assets and the significant components of the changes in net assets relating to the nonparticipant-directed investments as of December 31 is as follows:

                                               2001          2000
                                             ---------    ----------
   Assets
   ------
   SBC common shares:
      Allocated                           $ 1,028,960   $ 1,209,908
      Unallocated                                   9             3
   Temporary cash investments                   2,958         2,300
   Dividends and interest receivable                3            24
   Receivable for investments sold                370           224
   Other receivables                                2             1
                                            ---------    ----------
      Total Assets                          1,032,302     1,212,460
                                            ---------    ----------

   Liabilities
   -----------
   Administrative expenses payable                368           248
   Long-term debt                                   -           644
                                            ---------    ----------
      Total Liabilities                           368           892
                                            ---------    ----------

      Net Assets Available for Benefits   $ 1,031,934   $ 1,211,568
                                            =========    ==========

                                                             2001
                                                          ----------

   Net Assets Available for Benefits,
    December 31, 2000                                   $ 1,211,568

      Employer contributions                                110,917
      Interest income                                            90
      Dividends                                              26,114
      Net depreciation in fair value of
        investments                                        (220,877)
      Administrative expenses                                (1,086)
      Distributions                                         (92,314)
      Transfers to other plans                               (2,478)
                                                          ----------
                                                           (179,634)
                                                          ----------
   Net Assets Available for Benefits,
    December 31, 2001                                   $ 1,031,934
                                                          ==========

5. Long-Term Debt - Long-term debt consists of the ESOP Notes issued in connection with the ESOP and the refinancing notes (as discussed in Note
   1).   The remaining balance due on the notes was paid off in 2001.  The carrying amount and the estimated fair value of the ESOP and refinancing notes as of December 31, 2000 was:

                                            2000
                                         ---------
    Carrying Amount                      $     644
                                         =========
    Fair Value                           $     644
                                         =========

   At December 31, 2000, the fair value of the ESOP Note was estimated based on quoted prices.

6. Tax Status - The Internal Revenue Service issued a determination letter on March 10, 1997, stating that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code (IRC).
   The Plan has been amended since the determination letter was received.  The
   Plan Administrator believes that the Plan is currently designed and is operating in compliance with the applicable requirements of the IRC.

   On February 28, 2002, the Plan filed for, but has not yet received, a new tax determination letter from the IRS to reflect legally required changes and other changes made to the Plan since the previous determination letter was issued.

7. Reconciliation of Financial Statements to Form 5500 - The following is a reconciliation of Net Assets Available for Benefits per the financial statements to the Form 5500 as of December 31:

                                                        2001          2000
                                                    -----------    -----------
   Net Assets Available for Benefits per
    the financial statements                        $ 3,998,507    $ 4,633,721

   Less: Distribution payable to participants               369          1,583
                                                    -----------    -----------
   Net Assets Available for Benefits per
    the Form 5500                                   $ 3,998,138    $ 4,632,138
                                                    ===========    ===========

   The following is a reconciliation of benefits paid to participants per the financial statements to the Form 5500 for the year ended December
   31, 2001:

                                                                       2001
                                                                   -----------
   Distributions to participants per the financial statements      $   430,339

   Add:  Distributions payable to participants at
         December 31, 2001                                                 369

   Less: Distributions  payable to  participants
         at December 31, 2000                                            1,583
                                                                   -----------
   Distributions to participants per the Form 5500                 $   429,125
                                                                   ===========

   Distributions payable to participants are recorded on the Form 5500 for benefit claims that have been processed and approved for payment prior to
   December 31, but not yet paid as of that date.

7. Subsequent Events - Effective January 1, 2002, the Plan was amended to change the vesting schedule from five years to three years, increase the maximum employee contributions from 16% to 30%, allow dividends from the
   SBC Shares Fund and the LESOP to be made available for cash payment to the participant or reinvested in the SBC Shares Fund and allow employees
   immediate eligibility to make contributions.   Additionally, the Mid and
   Small Cap Stock Fund and the International Stock Fund were added as investment options effective
   January 1, 2002.

                          SBC SAVINGS AND SECURITY PLAN
                          EIN 43-1301883, PLAN NO. 004

         SCHEDULE H, LINE 4i - SCHEDULE OF ASSETS (HELD AT END OF YEAR)
                                December 31, 2001
                             (Dollars in Thousands)

                                          Description of                 Current
Identity of Issue                           Investment          Cost      Value
------------------------------------   ---------------------  --------- ---------
Employee Stock Ownership Plan
-----------------------------

*  SBC common shares:
     Allocated                          26,269,092 shares   $  568,425 $ 1,028,960
     Unallocated                            233 shares               6           9
*  Boston Safe Deposit and Trust          Temporary cash
    Company                                 investment           2,958       2,958
                                                              ---------  ---------
     Total Employee Stock Ownership Plan                       571,389   1,031,927
                                                              ---------  ---------

SBC Shares Fund
---------------

*  SBC common shares                    39,068,579 shares                1,530,316
*  Boston Safe Deposit and Trust          Temporary cash
    Company                                 investment                      30,409
                                                                         ---------
     Total SBC Shares Fund                                       **      1,560,725
                                                                         ---------

Bond Fund
---------

*  Barclays Global Investors
   Intermediate Government/Credit                                        ---------
   Bond Index Fund F                     5,830,257 units         **         81,332
                                                                         ---------

Diversified Equity Portfolio
----------------------------
                                                                         ---------
*  Barclays Global Investors Equity      28,381,525 units        **        434,521
   Index Fund F                                                          ---------

Interest Income Fund
--------------------

Allstate Life Insurance Company          7.10%, 10/15/03                    11,980
Bank of America National               Synthetic contract
  Association                          wrapper #99-086,
                                             5.03%, ***                     (1,117)
   Federal Home Loan Mortgage
     Corporation                         Agency Debenture                    7,816
   Providian Master Trust               Monoline Credit Card                 5,119
   AmeriCredit Auto Receivables
     Trust                                 Sub Prime Auto                    3,231
   Capital One Master Trust             Monoline Credit Card                 6,859
   Federal National Mortgage
     Association                          Agency Debenture                   5,602
   Prime Credit Card Master Trust        Retail Credit Card                  5,298
   Federal National Mortgage
     Association                                PAC                          5,218
   WFS Financial Owners Trust              Sub Prime Auto                    3,218
   Nordstrom Private Label                Monoline Credit
     Credit Card Master                        Card                          4,911
   Commercial Mortgage Asset Trust            Conduit                        4,352
   TIAA Retail Commercial Trust               Conduit                        3,753
   WFS Financial Owners Trust             Sub Prime Auto                     3,045
   Federal National Mortgage                  FHA/VA
     Association                         Reperforming Pas                    2,877
   HomeEq Asset Backed Certificates   Home Equity Senior Sub                 2,530
   Bank of America National
     Association                            Cash on Hand                       197
                                                                         ---------
                                                                            62,909
Business Men's Assurance Company
  of America                              7.44%, 7/29/03                     6,104

CDC Financial Products Inc.              7.00% - 7.01%,
                                        8/29/05 - 10/17/05                   8,085

JPMorgan Chase Bank                     Synthetic contract
                                        wrapper #401792-L2,
                                           6.09%, ***                         (115)
  INVESCO Group Trust for
    Retirement Savings                 Group Trust: Lambda II                2,826
                                                                         ---------
                                                                             2,711
 JPMorgan Chase Bank                    Synthetic contract
                                         wrapper #426424-T,
                                           5.61%, ***                       (1,877)
   Federal Home Loan Mortgage
     Company                              Agency Debenture                   3,928
   United States Treasury                  Treasury Note                     6,645
   American Express Credit Account      Monoline Credit Card                 3,308
   Fleet Credit Card Master Trust         Bank Credit Card                   2,799
   CIT Equipment Collateral             Small Equipment Lease                6,453
   AmeriCredit Automobile
     Receivables Trust                     Sub Prime Auto                    7,070
   Credit Suisse First Boston
     Mortgage Sec.                            Conduit                        5,904
   Nissan Auto Receivables
     Owners Trust                            Prime Auto                      5,602
   Ford Credit Auto Owners Trust             Prime Auto                      5,394
   Ford Credit Auto Owners Trust             Prime Auto                      4,034
   Chase Credit Card Master Trust         Bank Credit Card                   3,675
   Honda Auto Receivables Owner
     Trust                                   Prime Auto                      3,632
   Caterpillar Financial Asset Trust    Large Equipment Loan                 3,273
   JPMorgan Chase Bank                     Cash on Hand                        258
                                                                         ---------
                                                                            60,098

 Continental Assurance Company           Synthetic contract
                                         wrapper #630-05574,
                                              5.43%, ***                       (91)
   INVESCO Group Trust for
     Retirement Sav.                      Group Trust Beta                   3,511
                                                                         ---------
                                                                             3,420
 GE Life and Annuity Assurance              7.45% - 8.00%,
   Company                                12/17/01 - 7/7/04                  7,764

 Jackson National Life Insurance
   Company                                  7.50%, 1/5/04                    8,080

John Hancock Life Insurance                3.76% - 6.28%,
   Company                                 2/1/02 - 2/3/03                  22,733

 Metropolitan Life Insurance                5.25% - 6.16%,
   Company                                 4/1/02 - 5/13/02                 14,523

 Monumental Life Insurance                  7.17%, 7/25/05
   Company                                                                   4,872

 Monumental Life Insurance               Synthetic contract
   Company                               wrapper #00292TR,
                                            4.94%, ***                      (1,340)
   Federal National Mortgage            FHA/VA Reperforming
     Association                               Pass                          4,401
   Household Automotive Trust              Sub Prime Auto                   10,299
   Federal Home Loan Mortgage
     Corporation                          Agency Debenture                   9,379
   United States Treasury                  Treasury Note                     1,279
   Copelco Capital Funding Corp        Small Equipment Lease                   535
   First USA Credit Card Master
     Trust                                Bank Credit Card                   1,037
   American Express Credit Account
     Master Trust                       Monoline Credit Card                   870
   Federal Home Loan Mortgage
     Corporation                         Agency Debenture                    8,424
   United States Treasury                  Treasury Note                     5,537
   Residential Asset Securities
     Corporation                      Home Equity Senior Sub                 5,110
   Residential Asset Securities
     Corporation                      Home Equity Senior Sub                 5,084
   Onyx Acceptance Grantor Trust          Sub Prime Auto                     4,255
   AmeriCredit Automobile
     Receivables Trust                    Sub Prime Auto                     4,199
   WFS Financial Owners Trust             Sub Prime Auto                     2,145
   Federal National Mortgage
     Associaiton                         Agency Debenture                    1,569
   Honda Auto Receivables Owner Trust       Prime Auto                       1,292
   Sears Credit Account Master Trust     Retail Credit Card                  1,037
   Monumental Life Insurance
     Company                                Cash on Hand                       317
                                                                         ---------
                                                                            65,429

 New York Life Insurance Company          5.28% - 6.06%,
                                         6/28/02 - 2/2/04                   18,632

 Pruco Life Insurance Company             6.99% - 7.48%,
                                        9/7/04 - 11/30/05                   22,349
 Security Life of Denver                  7.39% - 7.65%,
   Insurance Company                    2/11/03 - 10/4/04                   12,193

 State Street Bank and Trust            Synthetic contract
   Company                              wrapper #99035-LB1,
                                            5.22%, ***                         (36)
   INVESCO Group Trust for
     Retirement Savings               Group Trust: Lambda I                  1,739
                                                                         ---------
                                                                             1,703

State Street Bank and Trust          Synthetic contract
   Company                              wrapper #99039,
                                           6.61%, ***                       (2,249)
   MBNA Master Credit Card Trust
     USA                                Monoline Credit Card                 3,827
   Delta Funding Home Equity
     Loan Trust                         Home Equity Monoline                 5,168
   Federal National Mortgage
     Association                        FHA/VA Reperforming Pas              5,075
   American Express Credit Account
     Master Trust                       Monoline Credit Card                 5,239
   Fleet Credit Card Master Trust II      Bank Credit Card                   4,306
   Federal Home Loan Mortgage
     Corporation                          Agency Debenture                   4,169
   Sears Credit Account Master Trust     Retail Credit Card                  4,235
   Sears Credit Account Master Trust     Retail Credit Card                  2,208
   Sears Credit Account Master Trust     Retail Credit Card                  4,273
   Citibank Credit Card Master
     Trust II                             Bank Credit Card                   4,279
   Citibank Credit Card Master
     Trust II                             Bank Credit Card                   3,141
   Federal Home Loan Mortgage
     Corporation                         Agency Hybrid ARM                   3,043
   Capital One Master Trust               Bank Credit Card                   2,023
   United States Treasury                  Treasury Note                    15,437
   Keycorp                                    Conduit                        5,977
   Honda Auto Receivables Owner
     Trust                                   Prime Auto                      1,002
   United States Treasury                  Treasury Note                       448
   State Street Bank and Trust
     Company                                Cash on Hand                       358
                                        Pending Settlements                (15,451)
                                                                         ---------
                                                                            56,508

 SunAmerica Life Insurance                 7.14%, - 7.57%
   Company                                1/2/04 - 9/22/05                   9,334

*  Boston Safe Deposit and Trust            Temporary cash
    Company                                  investment                     43,195
                                                                         ---------
     Total Interest Income Fund                                  **        442,622
                                                                         ---------

Asset Allocation Fund
---------------------

*  Barclays Global Investors U.S.
   Tactical Asset

                                                                         ---------
     Allocation Fund F                   10,950,685 units        **        176,197
                                                                         ---------

Global Equity Fund
------------------

*  Barclays Global Investors U.S.
   Equity Market Fund F                   1,622,924 units                   43,089

*  Barclays Global Investors EAFE
   Equity Index Fund E                      761,716 unit                    11,921
                                                                         ---------
     Total Global Equity Fund                                    **         55,010
                                                                         ---------

Loan Fund
---------
                                                                         ---------
*  Loans to Plan Participants             5.75% - 10.00%         **        216,906
                                                                         ---------
     TOTAL                                                             $ 3,999,240
                                                                         =========

*   Party-in-Interest.
**  Participant-directed investment, cost not required.
*** Synthetic Insurance Contracts, no stated maturity.

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Plan
Administrator for the Plan has duly caused this annual report to be signed by the undersigned thereunto duly authorized.

                                              SBC SAVINGS AND SECURITY PLAN

                                              By SBC Communications Inc., Plan
                                              Administrator
                                              for the Foregoing Plan

                                               By /s/ Karen E. Jennings
                                                  Karen E. Jennings
                                                  Senior Executive Vice
                                                  President-
                                                  Human Resources

Date: June  28, 2002

>

EXHIBIT INDEX

     Exhibit identified below, is filed herein as exhibit hereto.

   Exhibit
   Number

     23     Consent of Independent Auditors Ernst & Young LLP.

                                                              Form 11-K for 2001
                                                                 File No. l-8610

                           CONSENT OF INDEPENDENT AUDITORS

      We consent to the incorporation by reference in the Registration
      Statements (Form S-8, No. 333-24295, 333-66105 and 333-88667)
      pertaining to the SBC Savings and Security Plan of our report dated
      June 21, 2002, with respect to the financial statements and supplemental schedule of the SBC Savings and Security Plan included in this Annual
      Report (Form 11-K) for the year ended December 31, 2001.

                                                ERNST & YOUNG LLP

      San Antonio, Texas
      June 21, 2002